UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2016

InterCloud Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32037	65-0963722
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1030 Broad Street Suite 102 Shrewsbury, NJ	07702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 630-5460

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders

The 2016 Annual Meeting of the stockholders of InterCloud Systems, Inc. (the “Company”) was held on August 29, 2016, in Spring Lake, New Jersey. Stockholders representing 26,664,307 shares, or 74.89%, of the outstanding shares of the Company’s common stock as of July 15, 2016, the record date for the meeting, were present in person or were represented at the meeting by proxy. Final voting results are shown below.

Election of Directors

The following individuals were each elected as a Class III Director by a majority of the votes cast:

	Votes Cast For		Vote Cast Against
Nominee for Director	Number	% of Votes Cast	Number	% of Votes Cast	Abstain	Broker Non-Votes
Mark Munro	13,353,365	90.98%	0	0%	1,323,410	11,987,532
Charles K. Miller	13,182,980	89.82%	0	0%	1,493,795	11,987,532

Approval of Reverse Stock Split

The approval of the proposal to effect, at any time prior to the one-year anniversary of the Annual Meeting, a reverse stock split of all outstanding shares of the Company’s common stock at an exchange ratio of up to one-for-four shares received the affirmative vote of a majority of the outstanding shares of the Company’s common stock and was passed.

Votes Cast For		Vote Cast Against
Number	% of Votes Cast	Number	% of Votes Cast	Abstain	Broker Non-Votes
23,280,108	87.30%	2,750,078	10.31%	634,121	0

Ratification of Appointment of Independent Registered Public Accounting Firm

The ratification of the appointment of an independent registered public accounting firm, WithumSmith + Brown, PC, to audit the Company’s consolidated financial statements for the year ending December 31, 2016, received the affirmative vote of a majority of the votes cast and was passed.

Votes Cast For		Vote Cast Against
Number	% of Votes Cast	Number	% of Votes Cast	Abstain	Broker Non-Votes
25,883,799	97.07%	633,363	2.37%	147,145	0

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2016	INTERCLOUD SYSTEMS, INC.

	By:	/s/ Mark E. Munro
Name: Mark E. Munro
Title: Chief Executive Officer

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